UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 31, 2014

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

As disclosed below in Item 8.01 of this Current Report on Form 8-K (this “Current Report”), on January 31, 2014, SFX Entertainment, Inc., a Delaware corporation (the “Company”), announced that it upsized and priced $220.0 million aggregate principal amount of its 9.625% Second Lien Senior Secured Notes due 2019 (the “Notes”) in connection with its previously announced private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The offering size contemplated by the Company’s preliminary offering memorandum has been increased by $20,000,000 from $200,000,000 to $220,000,000 and the information in the preliminary offering memorandum (including, but not limited to, the financial information in the capitalization section) is deemed to have changed to the extent affected by the increase.  In addition, the unaudited pro forma condensed combined financial information set forth in the preliminary offering memorandum was prepared using an assumed preliminary borrowing rate of 8.25% and an offering size of $200,000,000.  As a result, certain items in the unaudited pro forma condensed combined balance sheet and statement of operations have been impacted by the increase in the borrowing rate from the assumed preliminary rate of 8.25% to the final rate of 9.625% and the upsized offering, as well as other sections which contain information derived from such financial information.  Upon the issuance of the Notes, a portion of the net proceeds will be used to cash collateralize any obligations to reimburse any drawings under the Company’s previously disclosed existing letter of credit prior to the time such cash is deposited into escrow in connection with the closing of the a 40% interest in Rock World S.A. to replace such letter of credit. The Company will have the obligation to reimburse the issuing bank for any foreign currency fluctuations in excess of such cash amount.

Item 8.01              Other Events.

On January 31, 2014, the Company issued a press release announcing that the Company upsized and priced $220.0 million aggregate principal amount of the Notes.  The press release is attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes will be offered only in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

No.	Description

99.1*	Press release, dated January 31, 2014

*      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: January 31, 2014	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director